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                                                                      EXHIBIT 15




                    ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
The MIIX Group, Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of the MIIX Group, Incorporated, pertaining to the 1998 Long Term Incentive Equity Plan of the MIIX Group, Incorporated, of our report dated May 5, 2000 relating to the unaudited consolidated interim financial statements of the MIIX Group, Incorporated and subsidiaries included in this Form 10-Q filed on May 15, 2000 for the quarter ended March 31, 2000.


                                         ERNST & YOUNG LLP


New York, New York
May 5, 2000